EXHIBIT 99.1

DIRECTORS RESOLUTIONS OF

ARMA SERVICES, INC.

(the “Company”)

WHEREAS:

A.	Jaime Sanchez Cortina has consented to step down as Chief Executive Officer, Chief Financial Officer, President, and as a Member of the Board of Directors of the Company.

B.	Eric Nixon has consented to act as the new President, CEO, CFO, and Member of the Board of Directors of the Company.

Article I.                       BE IT RESOLVED THAT:

C.	Jaime Sanchez Cortina stepped down as Chief Executive Officer, Chief Financial Officer, President, and as a Member of the Board of Directors of the Company.

D.	Eric Nixon shall act as the new President, CEO, CFO, and Member of the Board of Directors of the Company.

Effective date: January 27, 2023

/s/ Jaime Sanchez Cortina

Jaime Sanchez Cortina

/s/ Eric Nixon

Eric Nixon